UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2009

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2009, NRG Energy, Inc., or NRG, announced that, acting through its wholly owned subsidiary, NRG Retail LLC, or NRG Retail, it has entered into a membership interest purchase agreement with Reliant Energy, Inc., or Reliant, with respect to the Texas electric retail business operations of Reliant, or Reliant Retail, for a purchase price of $287.5 million. NRG will also guarantee certain obligations of NRG Retail in connection with the purchase. NRG expects to close the transaction in the second quarter of 2009. The transaction is subject to customary closing conditions and regulatory approvals, including pre-merger notification under the Hart-Scott-Rodino Act and cancellation of a FERC market-based rate tariff.

As part of the purchase, Reliant Energy Power Supply, LLC ("REPS") will continue Reliant Retail’s obligations under an amendment and restatement of its existing credit sleeve agreement and Reliant Energy Retail Holdings, LLC ("RERH") will continue Reliant Retail’s obligations under an amendment and restatement of its working capital facility with Merrill Lynch. In accordance with the credit sleeve agreement, Merrill Lynch will provide on behalf of REPS guarantees and the posting of collateral to counterparties in existing and certain future supply and hedging transactions. The credit sleeve arrangement is limited to a term of 18 months. Borrowings under the amended and restated working capital facility will be limited to a maximum of $50,000,000 and will bear interest at LIBOR plus 3.75%. Loans under the working capital facility will mature on the 91st day after the termination date of the credit sleeve agreement. The obligations of REPS under the credit sleeve agreement and RERH under the working capital facility will be secured by first liens on substantially all of the assets of REPS and RERH, respectively, and their respective subsidiaries. The obligations of REPS under the credit sleeve agreement and RERH under the working capital facility are non-recourse to NRG Energy and its other subsidiaries.

The membership purchase agreement and credit sleeve agreement will be filed as exhibits to NRG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release, dated March 2, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

March 2, 2009	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 2, 2009